Exhibit 99.1

News Release

For immediate release:

Contact:	Investors	Media
	Wayne Wasechek	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports First Quarter 2024 Results

SPOKANE, Wash., April 29, 2024 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported a net loss of $0.3 million, or $0.00 per diluted share, on revenues of $228.1 million for the quarter ended March 31, 2024. Net income was $16.3 million, or $0.20 per diluted share, on revenues of $258.0 million for the quarter ended March 31, 2023. Excluding CatchMark merger-related expenses, adjusted net income was $18.5 million, or $0.23 per diluted share, for the first quarter of 2023.

First Quarter 2024 Highlights

•
Generated Total Adjusted EBITDDA of $29.7 million and Total Adjusted EBITDDA margin of 13%
•
Acquired 16,000 acres of high-quality mature Southern timberlands for $31 million, or $1,900/acre
•
Announced agreement to sell 34,000 acres of under four-year aged Southern timberlands for $58 million, or $1,700/acre
•
On track to complete our expansion and modernization of Waldo, Arkansas sawmill in 2024
•
Maintained strong liquidity of $479 million as of March 31, 2024

“Our business segments delivered solid operational performance in the first quarter despite various market and weather-related challenges,” said Eric Cremers, President and Chief Executive Officer. “Additionally, during the quarter we capitalized on market opportunities to enhance shareholder value by acquiring high-quality mature timberland and agreeing to divest young-aged timberland at a sales price that is at a significant premium to our timberland value. Our strong balance sheet and liquidity provide flexibility as we navigate through the current economic environment and we remain committed to our disciplined capital allocation strategy to drive value for our shareholders over the long term,” stated Mr. Cremers.

Financial Highlights

($ in millions, except per share data)	Q1 2024	Q4 2023	Q1 2023
Revenues	$228.1	$254.5	$258.0
Net income (loss)	$(0.3)	$(0.1)	$16.3
Weighted-average shares outstanding, diluted (in thousands)	79,677	$79,630	80,167
Net income (loss) per diluted share	$—	$—	$0.20

Adjusted Net Income (Loss)[1]	$(0.3)	$(0.1)	$18.5
Adjusted Net Income (Loss) Per Diluted Share[1]	$—	$—	$0.23

Total Adjusted EBITDDA[1]	$29.7	$40.7	$57.7
Total Adjusted EBITDDA Margin[1]	13.0%	16.0%	22.4%
Dividends per share	$0.45	$0.45	$0.45
Net cash from operations	$16.0	$41.8	$39.1
Cash and cash equivalents	$180.2	$230.1	$325.6

1 Adjusted Net Income, Adjusted Net Income Per Diluted Share, Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures. Refer to "Non-GAAP Measures" and Non-GAAP Reconciliations below for more information and reconciliations to GAAP, where applicable.

Business Performance: Q1 2024 vs. Q4 2023

Timberlands

First Quarter 2024 Highlights

•
Timberlands Adjusted EBITDDA increased $1.4 million from Q4 2023
•
Northern sawlog prices decreased 5% primarily due to seasonally heavier logs
•
Southern sawlog prices decreased 3% on seasonally lower mix of hardwood volumes and smaller diameter logs
•
Lower log and haul costs were primarily driven by decreased fuel costs and shorter haul distances
•
Forest management costs decreased due to seasonally lower activity

($ in millions)	Q1 2024	Q4 2023	$ Change
Timberlands Revenues	$93.0	$97.4	$(4.4)

Timberlands Adjusted EBITDDA[1]	$34.7	$33.3	$1.4

1 Refer to Segment Information below for additional information.

Wood Products

First Quarter 2024 Highlights

•
Wood Products Adjusted EBITDDA increased $6.4 million from Q4 2023
•
Average lumber price increased 4% to $430 per thousand board feet (MBF) in Q1 2024
•
Lumber production increased in Q1 2024 leading to improved fixed cost absorption
•
Lumber inventory charges were $2.3 million lower compared to Q4 2023

($ in millions)	Q1 2024	Q4 2023	$ Change
Wood Products Revenues	$148.6	$150.1	$(1.5)

Wood Products Adjusted EBITDDA[1]	$(0.1)	$(6.5)	$6.4

1 Refer to Segment Information below for additional information.

Real Estate

First Quarter 2024 Highlights

•
Real Estate Adjusted EBITDDA decreased $15.7 million from Q4 2023
•
Sold 1,801 acres of rural land at an average price of $3,069 per acre
•
Sold 24 residential lots at an average price of $119,750 per lot

($ in millions)	Q1 2024	Q4 2023	$ Change
Real Estate Revenues	$11.1	$27.9	$(16.8)

Real Estate Adjusted EBITDDA[1]	$6.2	$21.9	$(15.7)

1 Refer to Segment Information below for additional information.

Non-GAAP Measures

This press release includes certain financial measures that are not in accordance with accounting principles generally accepted in the United States (GAAP). Management believes that these non-GAAP measures, when read in conjunction with our GAAP financial statements, provide useful information to investors and other interested parties as described below. The presentation of these non-GAAP financial measures should be considered only as supplemental to, are not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may not be the same as or comparable to other similarly titled non-GAAP measures presented by other companies due to potential inconsistencies in methods of calculation.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share are non-GAAP measures that represent GAAP net income (loss) and GAAP net income (loss) per diluted share before certain items, net of tax, that management believes impact the ability to compare the performance of our business, either period-over-period or with other businesses.

Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures that remove the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis and can be used to evaluate the operational performance of assets under management.

We define Total Adjusted EBITDDA Margin as Total Adjusted EBITDDA divided by Revenues.

Reconciliations of Total Adjusted EBITDDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share to their most comparable GAAP measures are set forth in the accompanying “Non-GAAP Reconciliations” at the end of this release.

Conference Call Information

A live conference call and webcast will be held Tuesday, April 30, 2024, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the above website.

A replay of the conference call will be available two hours following the call until May 7, 2024 by calling 1-800-770-2030 for U.S./Canada or 1-609-800-9909 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic Corporation (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2.2 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs, expenses and liquidity; disciplined and opportunistic capital allocation strategy; expected completion of the Waldo, AR sawmill expansion and modernization project; the planned sale of timberland at a premium to our timberland value, and similar matters. Words such as “over the long term,” and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, such as changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; our ability and our contractor’s ability to complete the expansion and modernization of our Waldo, Arkansas sawmill on time; the failure to close the announced sale of timberland on the terms described; the successful execution of the company’s strategic plans and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$228,127	$254,503	$257,962
Costs and expenses:
Cost of goods sold	212,160	233,862	224,350
Selling, general and administrative expenses	20,727	20,612	18,230
CatchMark merger-related expenses	—	—	2,209
	232,887	254,474	244,789
Operating income (loss)	(4,760)	29	13,173
Interest expense, net	282	(8,435)	(199)
Non-operating pension and other postretirement employee benefits	201	(229)	(228)
Other	(145)	629	10
Income (loss) before income taxes	(4,422)	(8,006)	12,756
Income taxes	4,117	7,866	3,504
Net income (loss)	$(305)	$(140)	$16,260

Net income (loss) per share:
Basic	$—	$—	$0.20
Diluted	$—	$—	$0.20
Dividends per share	$0.45	$0.45	$0.45
Weighted-average shares outstanding:
Basic	79,677	79,630	80,027
Diluted	79,677	79,630	80,167

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

(in thousands, except per share amounts)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$180,150	$230,118
Customer receivables, net	27,132	21,892
Inventories, net	77,572	78,665
Other current assets	84,844	46,258
Total current assets	369,698	376,933
Property, plant and equipment, net	375,891	372,832
Investment in real estate held for development and sale	55,524	56,321
Timber and timberlands, net	2,415,818	2,440,398
Intangible assets, net	15,196	15,640
Other long-term assets	176,812	169,132
Total assets	$3,408,939	$3,431,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$80,697	$82,383
Current portion of long-term debt	175,654	175,615
Current portion of pension and other postretirement employee benefits	4,535	4,535
Total current liabilities	260,886	262,533
Long-term debt	858,365	858,113
Pension and other postretirement employee benefits	68,391	67,856
Deferred tax liabilities, net	32,546	36,641
Other long-term obligations	35,479	35,015
Total liabilities	1,255,667	1,260,158
Commitments and contingencies
Stockholders' equity:
Common stock, $1 par value, 200,000 shares authorized, 79,508 and 79,365 shares issued and outstanding	79,508	79,365
Additional paid-in capital	2,306,499	2,303,992
Accumulated deficit	(351,463)	(315,291)
Accumulated other comprehensive income	118,728	103,032
Total stockholders’ equity	2,153,272	2,171,098
Total liabilities and stockholders' equity	$3,408,939	$3,431,256

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(305)	$(140)	$16,260
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	30,802	30,827	32,173
Basis of real estate sold	4,092	9,768	10,631
Change in deferred taxes	(4,145)	(5,290)	394
Pension and other postretirement employee benefits	1,143	1,613	1,611
Equity-based compensation expense	2,560	2,643	2,279
Interest received under swaps with other-than-insignificant financing element	(7,458)	(6,995)	(5,454)
Other, net	2,961	2,234	1,945
Change in working capital and operating-related activities, net	(13,252)	(2,081)	(17,205)
Real estate development expenditures	(1,135)	(4,261)	(2,408)
Funding of pension and other postretirement employee benefits	(914)	(1,160)	(1,087)
Proceeds from insurance recoveries	1,680	14,645	—
Net cash from operating activities	16,029	41,803	39,139

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(4,995)	(67,848)	(4,255)
Timberlands reforestation and roads	(7,874)	(6,850)	(6,118)
Acquisition of timber and timberlands	(31,438)	(158)	—
Interest received under swaps with other-than-insignificant financing element	6,938	6,478	5,055
Other, net	373	496	422
Net cash from investing activities	(36,996)	(67,882)	(4,896)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(35,779)	(35,715)	(35,962)
Repurchase of common stock	—	(13,605)	—
Proceeds from long-term debt	—	40,000	—
Repayment of long-term debt	—	(40,000)	—
Other, net	(792)	(789)	(838)
Net cash from financing activities	(36,571)	(50,109)	(36,800)
Change in cash, cash equivalents and restricted cash	(57,538)	(76,188)	(2,557)
Cash, cash equivalents and restricted cash, beginning	237,688	313,876	345,591
Cash, cash equivalents and restricted cash, ending[1]	$180,150	$237,688	$343,034

[1]

Includes $0, $7.6 million and $17.4 million at March 31, 2024, December 31, 2023 and March 31, 2023, respectively, that were or are intended to be reinvested in timber and timberlands and classified as restricted cash in Other current and long-term assets in the Condensed Consolidated Balance Sheets.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three Months Ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues
Timberlands	$92,950	$97,414	$115,238
Wood Products	148,598	150,100	152,795
Real Estate	11,107	27,909	23,863
	252,655	275,423	291,896
Intersegment Timberlands revenues	(24,528)	(20,920)	(33,934)
Consolidated revenues	$228,127	$254,503	$257,962

Adjusted EBITDDA[1]
Timberlands	$34,748	$33,304	$46,639
Wood Products	(139)	(6,488)	(31)
Real Estate	6,228	21,908	19,465
Corporate	(12,665)	(12,448)	(10,741)
Eliminations and adjustments	1,550	4,458	2,445
Total Adjusted EBITDDA	29,722	40,734	57,777
Interest expense, net[2]	282	(8,435)	(199)
Depreciation, depletion and amortization	(30,395)	(30,419)	(31,764)
Basis of real estate sold	(4,092)	(9,768)	(10,631)
CatchMark merger-related expenses	—	—	(2,209)
Non-operating pension and other postretirement employee benefits	201	(229)	(228)
Gain (loss) on disposal of fixed assets	5	(518)	—
Other	(145)	629	10
Income (loss) before income taxes	$(4,422)	$(8,006)	$12,756

Depreciation, depletion and amortization
Timberlands	$17,625	$19,386	$20,461
Wood Products	12,516	10,783	11,035
Real Estate	138	129	156
Corporate	116	121	112
	30,395	30,419	31,764
Bond discounts and deferred loan fees[2]	407	408	409
Total depreciation, depletion and amortization	$30,802	$30,827	$32,173

Basis of real estate sold
Real Estate	$4,094	$9,802	$10,631
Eliminations and adjustments	(2)	(34)	—
Total basis of real estate sold	$4,092	$9,768	$10,631

[1]	Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA in Non-GAAP Reconciliations.
[2]	Bond discounts and deferred loan fees are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Non-GAAP Reconciliations

Unaudited

	Three Months Ended
(in thousands, except per share amount)	March 31, 2024	December 31, 2023	March 31, 2023
Total Adjusted EBITDDA[1]
Net income (loss) (GAAP)	$(305)	$(140)	$16,260
Interest expense, net	(282)	8,435	199
Income taxes	(4,117)	(7,866)	(3,504)
Depreciation, depletion and amortization	30,395	30,419	31,764
Basis of real estate sold	4,092	9,768	10,631
CatchMark merger-related expenses	—	—	2,209
Non-operating pension and other postretirement employee benefits	(201)	229	228
(Gain) loss on disposal of fixed assets	(5)	518	—
Other	145	(629)	(10)
Total Adjusted EBITDDA	$29,722	$40,734	$57,777

Adjusted Net Income (Loss)[1]
Net income (loss) (GAAP)	$(305)	$(140)	$16,260
Special items after tax:
CatchMark merger-related expenses	—	—	2,209
Gain on fire damage	—	—	—
Pension settlement charge	—	—	—
Adjusted Net Income (Loss)	$(305)	$(140)	$18,469

Adjusted Net Income (Loss) Per Diluted Share[1]
Net income (loss) per diluted share (GAAP)	$—	$—	$0.20
Special items after tax:
CatchMark merger-related expenses	—	—	0.03
Gain on fire damage	—	—	—
Pension settlement charge	—	—	—
Adjusted Net Income (Loss) Per Diluted Share	$—	$—	$0.23

[1]	See "Non-GAAP Measures" for further details on management's use of these measures.